Exhibit (H)(6)

                                    Exhibit A
                                License Agreement

WisdomTree Total Dividend Index
WisdomTree High-Yielding Equity (SM) Index
WisdomTree Large Cap Dividend Index
WisdomTree Dividend Top 100(SM) Index
WisdomTree MidCap Dividend Index
WisdomTree SmallCap Dividend Index

WisdomTree Total Earnings Index
WisdomTree Earnings 500 Index
WisdomTree MidCap Earnings Index
WisdomTree SmallCap Earnings Index
WisdomTree Earnings Top 100 Index
WisdomTree Low P/E Index

WisdomTree DIEFA (SM) Index
WisdomTree DIEFA High-Yielding Equity Index
WisdomTree Europe Total Dividend Index
WisdomTree Europe High-Yielding Equity Index
WisdomTree Europe SmallCap Dividend Index
WisdomTree Japan Total Dividend Index
WisdomTree Japan High-Yielding Equity Index
WisdomTree Japan SmallCap Dividend Index
WisdomTree Pacific ex-Japan Total Dividend Index
WisdomTree Pacific ex-Japan High Yielding Equity Index
WisdomTree International LargeCap Dividend Index
WisdomTree International Dividend Top 100 (SM) Index
WisdomTree International MidCap Dividend Index
WisdomTree International SmallCap Dividend index

WisdomTree International Basic Materials Sector Index
WisdomTree International Communications Sector Index
WisdomTree International Consumer Cyclical Sector Index
WisdomTree International Consumer Non-Cyclical Sector Index
WisdomTree International Energy Sector Index
WisdomTree International Financial Sector Index
WisdomTree International Health Care Sector Index
WisdomTree International Industrial Sector Index
WisdomTree International Technology Sector Index
WisdomTree International Utilities Sector Index
WisdomTree International Real Estate Sector Fund
WisdomTree Communications Sector Fund
WisdomTree Financial Sector Fund
WisdomTree REIT Sector Fund
WisdomTree Utilities Sector Fund

WisdomTree Emerging Markets Total Dividend Index

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WisdomTree Emerging Markets High Yielding Equity Index
WisdomTree Emerging Markets Dividend Top 100 Index
WisdomTree Latin America Total Dividend Index
WisdomTree Asia Emerging Markets Total Dividend Index
WisdomTree Asia Emerging Markets High-Yielding Equity Index
WisdomTree South Korea Total Dividend Index
WisdomTree Taiwan Total Dividend Index
WisdomTree China Total Dividend Index
WisdomTree India Total Dividend Index
WisdomTree Malaysia Total Dividend Index
WisdomTree South Africa Total Dividend Index

WisdomTree Australia Total Dividend Index
WisdomTree Canada Total Dividend Index
WisdomTree France Total Dividend Index
WisdomTree Germany Total Dividend Index
WisdomTree Hong Kong Total Dividend Index
WisdomTree Singapore Total Dividend Index
WisdomTree Sweden Total Dividend Index
WisdomTree United Kingdom Total Dividend Index
WisdomTree United Kingdom High-Yielding Equity Index

Licensed Marks
WISDOMTREE
DIVIDEND TOP 100
WISDOMTREE DIEFA
Dividend Stream

As of February 5, 2007